EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Gaylord Entertainment Company 401(k) Savings Plan
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Gaylord Entertainment Company of our report dated June 19, 2008 relating to the 2007 financial statements and supplemental schedule of the Gaylord Entertainment Company 401(k) Savings Plan which appears in this 2007 Annual Report on Form 11-K.
/s/ Lattimore, Black, Morgan, and Cain, PC
Nashville, Tennessee
June 19, 2008